UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2009

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)
0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060
(Address of principal executive offices)

(832) 598-0470
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On August 25, 2009, Far East Energy (Bermuda), Ltd. ("FEEB"), a wholly-owned subsidiary of Far East Energy Corporation (the "Company"), was notified that the Ministry of Commerce of the People's Republic of China approved two modification agreements (the "Modification Agreements"), which relate to FEEB's production sharing contracts (the "PSCs") for the Shouyang Area of Shanxi Province and the Enhong and Laochang Areas in Yunnan Province.  The Modification Agreements amend these PSCs to, among other things, extend the exploration period under the PSCs to June 30, 2011.

The above discussion of the Modification Agreements is a summary description of certain terms and conditions of such agreements and is qualified in its entirety by the terms and conditions of the Modification Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and each of which are incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit
Number	Description

10.1
Modification Agreement dated July 27, 2009 for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and among China United Coalbed Methane Corporation Ltd., ConocoPhillips China Inc. and Far East Energy (Bermuda), Ltd.

10.2
Modification Agreement dated July 27, 2009 for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Enhong and Laochang Area in Yunnan Province, the People’s Republic of China, dated December 3, 2002, between China United Coalbed Methane Corporation Ltd. and Far East Energy (Bermuda), Ltd.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Far East Energy Corporation

Date: August 27, 2009	By:	/s/ K. Andrew Lai
K. Andrew Lai
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1
Modification Agreement dated July 27, 2009 for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and among China United Coalbed Methane Corporation Ltd., ConocoPhillips China Inc. and Far East Energy (Bermuda), Ltd.

10.2
Modification Agreement dated July 27, 2009 for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Enhong and Laochang Area in Yunnan Province, the People’s Republic of China, dated December 3, 2002, between China United Coalbed Methane Corporation Ltd. and Far East Energy (Bermuda), Ltd.